Retirement Annuities and Life, Auto, Homeowners and Group Insurance

December 9, 2016

Board of Directors

Horace Mann Life Insurance Company

1 Horace Mann Plaza

Springfield, IL 62715

Re:	Initial Registration Statement on Form N-4 for

Horace Mann Life Insurance Company Separate Account

Directors:

This opinion is submitted with respect to the registration statement on Form N-4 for certain flexible premium deferred variable annuity contracts (the “Contracts”), which is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940,as amended, by Horace Mann Life Insurance Company (the “Company”), as depositor, and Horace Mann Life Insurance Company Separate Account (the “Account”; File No. 811-1343), as registrant. I have examined such documents and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1.	The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Illinois and is duly authorized by the Insurance Department of the State of Illinois to issue the Contracts.

2.	The Account is a duly authorized and existing separate account established pursuant to the provisions of the Illinois Insurance Code.

3.	To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4.	The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account, and any pre-effective or post-effective amendment thereto.

Sincerely,

/s/ Elizabeth E. Arthur

Elizabeth E. Arthur

Assistant General Counsel,

Horace Mann Life Insurance Company

The Horace Mann Companies     1 Horace Mann Plaza     Springfield, Illinois 62715-0001

217-789-2500 www.horacemann.com